Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 333-82447 of Waddell & Reed Advisors Funds on Form N-1A of our report dated November 20, 2009, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, including Waddell & Reed Advisors Bond Fund, Waddell & Reed Advisors Cash Management, Waddell & Reed Advisors Global Bond Fund, Waddell & Reed Advisors Government Securities Fund, Waddell & Reed Advisors High Income Fund, Waddell & Reed Advisors Municipal Bond Fund and Waddell & Reed Advisors Municipal High Income Fund, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds for the fiscal year ended September 30, 2009. We also consent to the incorporation by reference in this Registration Statement of our report dated August 21, 2009, relating to the financial statements and financial highlights of Waddell & Reed Advisors Funds, including Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Asset Strategy Fund, Waddell & Reed Advisors Continental Income Fund, Waddell & Reed Advisors Core Investment Fund, Waddell & Reed Advisors Dividend Opportunities Fund, Waddell & Reed Advisors Energy Fund, Waddell & Reed Advisors International Growth Fund, Waddell & Reed Advisors New Concepts Fund, Waddell & Reed Advisors Science and Technology Fund, Waddell & Reed Advisors Small Cap Fund, Waddell & Reed Advisors Tax-Managed Equity Fund, Waddell & Reed Advisors Value Fund and Waddell & Reed Advisors Vanguard Fund, appearing in the Annual Report on Form N-CSR of Waddell & Reed Advisors Funds for the fiscal year ended June 30, 2009. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

DELOITTE & TOUCHE LLP

Kansas City, MO

January 25, 2010